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The Company You Keep(R)
tenglish@newyorklife.com
                                                NEW YORK LIFE INSURANCE COMPANY
                                                51 Madison Avenue,
                                                New York, NY  10010
                                                212-576-6973
                                                Fax 212-576-8339

                                                THOMAS F. ENGLISH
                                                Senior Vice President &
                                                General Counsel



December 23, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
               VARIABLE ANNUITY SEPARATE ACCOUNT-III
               INVESTMENT COMPANY ACT FILE NUMBER 811-08904
               SECURITIES ACT FILE NUMBER:  333-87382


Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 25 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account-III ("Separate Account-III"). Separate Account-III receives and invests premiums allocated to it under flexible premium, multi-funded variable retirement annuity policies ("Annuity Contracts"). The Annuity Contracts are offered in the manner described in the Registration Statement.



     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and General Counsel of NYLIAC.


     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. Separate Account-III is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-III shall be credited to or charged against Separate Account-III, without regard to other income, gains or losses of NYLIAC.

        3. The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.



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